UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017
Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-147019	73-1733867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Main Street, 3rd Floor San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2017, the Board of Directors of Prosper Marketplace, Inc. (the “Company”) appointed Claire A. Huang as an independent director of the Company, effective December 6, 2017.

In connection with Ms. Huang’s appointment as a director of the Company, she entered into a Board of Directors Offer Letter (the “Offer Letter”) dated as of December 6, 2017. Pursuant to the Offer Letter, as compensation for her service on the Board of Directors, Ms. Huang will receive (a) an annual independent director’s fee of $75,000, to be paid on a quarterly basis; and (b) an option to purchase 1,000,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the common stock on the grant date, subject to the approval of the Compensation Committee of the Board of Directors. The option will vest over a four year period, subject to and accordance with the terms of the Offer Letter.

 There are no arrangements or understandings between Ms. Huang and any other persons pursuant to which Ms. Huang was selected as a director, and there are no transactions in which Ms. Huang has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Huang has not been named to any committee of the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: December 12, 2017	By:	/s/ Sachin Adarkar
Sachin Adarkar
General Counsel and Secretary